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                                FIRST SUPPLEMENT
                                       TO
                                MASTER INDENTURE

     This FIRST SUPPLEMENT, dated as of October 17, 2001 (this "Supplement"), is
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to the Master Indenture, dated as of December 1, 2000 (the "Master Indenture"),
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between Spiegel Credit Card Master Note Trust, as Issuer and The Bank of New
York, as Indenture Trustee. Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to such terms in the Master Indenture.

     WHEREAS, the Issuer and the Indenture Trustee desire to amend the Master Indenture in certain respects set forth below;

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.   Amendment to Master Indenture. The parties hereto agree that the
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representations, warranties and covenants set forth in Schedule 1 attached to
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this Supplement shall be a part of the Master Indenture for all purposes.

2.   Conditions. In accordance with Section 10.1 of the Master Indenture, the
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foregoing amendment shall become effective as of the date first written above upon (i) the execution of this Supplement by the Issuer and the Indenture Trustee and (ii) the satisfaction of the conditions set forth in Section 10.1 of the Master Indenture.

3.   Miscellaneous. As herein amended, the Master Indenture shall remain in full
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force and effect and is hereby ratified and confirmed in all respects. This
Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Supplement may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Supplement.

4.   Governing Law. This Supplement shall be construed in accordance with the
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laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

5.   Limitation of Liability. Notwithstanding any other provision herein or
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elsewhere, this Supplement has been executed and delivered by Bankers Trust
Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Bankers Trust Company in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Supplement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

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IN WITNESS WHEREOF, the Issuer and Indenture Trustee have caused this Supplement to be duly executed by their respective officers as of the date first written above.

                         SPIEGEL CREDIT CARD MASTER NOTE TRUST, as Issuer

                         By:  BANKERS TRUST COMPANY,
                              not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer


                         By: /s/ Eileen M. Hughes
                             ---------------------------------------
                            Name: Eileen M. Hughes
                                  ----------------------------------
                            Title: Vice President
                                   ---------------------------------


                         THE BANK OF NEW YORK, as Indenture Trustee


                         By: /s/ Greg Anderson
                             ---------------------------------------
                            Name: Greg Anderson
                                  ----------------------------------
                            Title: Authorized Agent
                                   ---------------------------------

Acknowledged and Accepted:

FIRST CONSUMERS NATIONAL BANK,
as Servicer


By: /s/ John R. Steele
    -------------------------------------
   Name: John R. Steele
         --------------------------------
   Title: Treasurer
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SPIEGEL CREDIT CORPORATION III,
as Seller


By: /s/ John R. Steele
    -------------------------------------
   Name: John R. Steele
         --------------------------------
   Title: Treasurer
          -------------------------------

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

                                   Schedule 1

                     PERFECTION REPRESENTATIONS, WARRANTIES
                                  AND COVENANTS

In addition to the representations, warranties and covenants contained in the Master Indenture, Issuer hereby represents, warrants and covenants to the Indenture Trustee as follows as of October 17, 2001:

(1) The Master Indenture creates a valid and continuing security interest (as defined in UCC Section 1-102) in the Receivables in favor of the Indenture Trustee, which is enforceable with respect to existing Receivables in the Accounts on October 17, 2001, and, with respect to Receivables thereafter arising in the Accounts at the time such Receivables arise. Such security interest is, and in the case of Receivables created after October 17, 2001, upon the creation thereof will be, prior to all other Liens (other than Liens permitted pursuant to paragraph 3 below).
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(2)  The Receivables constitute "accounts" within the meaning of UCC Section
     9-102.

(3) Immediately prior to the conveyance of the Receivables pursuant to the Master Indenture, Issuer owns and has good and marketable title to, or has a valid security interest in, the Receivables free and clear of any Lien, claim or encumbrance of any Person; provided that nothing in this paragraph
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     3 shall prevent or be deemed to prohibit Issuer from suffering to exist
     -
     upon any of the Receivables any Liens for any taxes if such taxes shall not at the time be due and payable or if FCNB, Seller or Issuer, as applicable, shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

(4) Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Indenture Trustee under the Master Indenture in the Receivables arising in the Accounts.

(5) Other than the transfer of the Receivables to the Indenture Trustee pursuant to the Master Indenture, Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. Issuer has not authorized the filing of and is not aware of any financing statements against Seller that include a description of collateral covering the Receivables.

(6) Issuer is not aware of any judgment, ERISA or tax lien filings against Issuer.

(7) Notwithstanding any other provision of the Master Indenture, the representations and warranties set forth in this Schedule 1 shall be
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     continuing, and remain in full force and effect, until such time as all
     Notes have been finally and fully paid. Indenture Trustee shall not, without satisfying the Rating Agency Condition, waive a breach of any representation or warranty set forth in this Schedule 1. In order to
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     evidence the interests

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

     of Issuer and the Indenture Trustee under the Master Indenture, Issuer and Indenture Trustee shall take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or advisable (including, without limitation, such actions as are requested by Indenture Trustee) to maintain and perfect, as a first priority interest, Issuer's or the Indenture Trust's security interest in the Receivables. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Indenture Trustee for the Indenture Trustee's authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect as a first-priority interest. Indenture Trustee's approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of Seller or Indenture Trustee where allowed by applicable law. Notwithstanding anything else in the Master Indenture to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of Indenture Trustee. The Indenture Trustee may require, prior to authorizing or filing any such termination, partial termination, release, partial release or amendment, that Servicer provide an Opinion of Counsel that such filings are authorized under the Master Indenture.

(8) Notwithstanding paragraph (7) of this Schedule 1, the Indenture Trustee hereby consents to, and no further authorization or approval from Indenture Trustee is necessary with respect to, the following filings made in connection with the execution of this Supplement:

     New Financing Statements:
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          1.   Financing statements naming Issuer as secured party and the
     Spiegel Master Trust as debtor, in New York and Illinois, covering receivables transferred by the Spiegel Master Trust to the Issuer on the SMT Termination Date.

          2. Financing statements naming the Indenture Trustee as secured party by the Issuer as debtor, in Illinois and New York, covering receivables transferred by the Issuer to the Indenture Trustee.

     Amendment to Financing Statement:
     --------------------------------

          3. Financing statement naming the Indenture Trustee as secured party and the Issuer as debtor, in Illinois and New York, covering receivables transferred by the Issuer to the Indenture Trustee.

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